CUSIP No. 10316T106	13G	Page 12 of 12 Pages

Exhibit 2

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII L.P.

Bessemer Venture Partners VIII Institutional L.P.